Joint Filer Information


Designated Filer:	El Paso Corporation

Issuer & Ticker Symbol:	GulfTerra Energy Partners, L.P.  (GTM)

Date of Event Requiring Statement:	09/30/04

Joint Filers:

DeepTech International Inc.
Address:	1001 Louisiana Street
	      Houston, Texas 77002


Signature:


El Paso Energy Partners Company, L.L.C.
Address:	1001 Louisiana Street
	      Houston, Texas 77002


Signature:


Sabine River Investors I, L.L.C.
Address:	1001 Louisiana Street
	      Houston, Texas 77002


Signature:


El Paso Tennessee Pipeline Co.
Address:	1001 Louisiana Street
	      Houston, Texas 77002


Signature:


El Paso Field Services Holding Company
Address:	1001 Louisiana Street
	      Houston, Texas 77002


Signature:

Sabine River Investors II, L.L.C.
Address:	1001 Louisiana Street
	      Houston, Texas 77002


Signature:


El Paso EPN Investments, L.L.C.
Address:	1001 Louisiana Street
	      Houston, Texas 77002


Signature:

El Paso San Juan Holding Company, L.P.
Address:	1001 Louisiana Street
	      Houston, Texas 77002


Signature:

El Paso Field Services Management, Inc.
Address:	1001 Louisiana Street
	      Houston, Texas 77002


Signature: